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                             EMPLOYMENT AGREEMENT
                             --------------------

     EMPLOYMENT AGREEMENT dated as of May 20, 1999 (the "Execution Date") by and between PixTech, Inc., a Delaware corporation (the "Company") with its principal offices at Avenue Olivier Perroy, 13790 Rousset, France, and James J. Cathey, ("Executive").

     WHEREAS, the Company desires to employ Executive in a senior executive capacity and to enter into an Agreement embodying the terms of such employment (the "Agreement"); and

     WHEREAS, Executive desires to accept such employment and enter into such an Agreement;

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Term of Employment. The Company hereby agrees to employ Executive, and
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Executive hereby accepts employment with the Company, upon the terms and subject to the conditions set forth in this Agreement, for a period commencing on the Closing Date (as defined in a certain Acquisition Agreement dated as of March
19, 1999 between Micron Technology, Inc. ("Micron") and the Company (the "Acquisition Agreement")) (the "Effective Date") and continuing until terminated in accordance with the provisions of Section 5 (the "Employment Term").

     2.  Title; Duties. During the Employment Term, Executive shall serve as the
         -------------
Vice President Worldwide Sales and Marketing of the Company. In such position, Executive shall have such duties and authority as shall be designated from time to time by the Chief Executive Officer of the Company or its designee. The Executive hereby agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Chief Executive Officer or its designee shall from time to time reasonably assign to him.

     3.  No Conflict.  During the employment term, Executive shall devote
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substantially all of his business time and best efforts to the performance of his duties hereunder and shall not, directly or indirectly, engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such duties without the prior written consent of the Chief Executive Officer, which consent shall not unreasonably be withheld, delayed or conditioned. Executive represents and warrants that Schedule A attached hereto states all current business relationships, including, but not limited to, consulting agreements, confidentiality agreements and non-competition agreements that Executive is currently a party to.

     4.  Compensation and Benefits.
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         4.1  Base Salary. During the Employment Term, the Company shall pay
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Executive for his services hereunder a base salary (the "Base Salary") at the initial annual rate of $140,000, payable in regular installments in accordance with the Company's usual payment
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practices and subject to annual review and adjustment by the Chief Executive
Officer in its sole discretion.

         4.2  Additional Compensation.
              -----------------------

              4.2.1 Stock Option. As further compensation for his services
                    ------------
hereunder, the Company shall grant to Executive, on or after the Effective Date, a stock option (the "Stock Option") to purchase 154,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). The Stock Option shall be pursuant to the Company's 1993 Stock Option Plan (the "Plan") and in accordance with the Company's standard terms and other conditions. The exercise price of such Stock Option shall be $2.0625 per share. Such options shall vest as to 25% of such options upon the six month anniversary of the date such option was granted and upon each of the first three anniversaries of the date such Stock Option first became vested in any amount, except that, upon a Change of Control (as hereinafter defined), such options shall immediately vest in Executive.

     For purposes of this Section 4.2.1. the occurrence of any one of the following shall be deemed a "Change of Control":

              (i) the acquisition by any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934) of any amount of the Company's Common Stock so that it holds or controls fifty percent (50%) or more of the Company's Common Stock; or

              (ii) a merger or consolidation after which fifty percent (50%) or more of the voting stock of the surviving corporation is held by persons who where not stockholders of the Company immediately prior to such merger or combination.

              4.2.2  Milestone Bonus.  As further compensation for his services
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hereunder, the Company may, from time to time, pay Executive a bonus (the
"Bonus"), upon the achievement of certain milestones. The Bonus available to Executive for the 1999 calendar year (the "1999 Bonus") is equal to one percent of development contract payments payable under the DARPA Contract (as defined in the Acquisition Agreement) which are assigned from Micron to the Company during the 1999 calendar year. Two thirds of any 1999 Bonus due to Executive will be paid to the Executive within 30 days after DARPA assigns the DARPA Contract to PixTech, and one third of any 1999 Bonus due to Executive shall be paid within 30 days after the Company receives all such payments due the Company pursuant to the DARPA Contract.

         4.3  Executive Benefits.  During the Employment Term and subject to any
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contributions therefor generally required of senior executives of the Company,
Executive shall be entitled to receive such employee benefits (including fringe benefits, 401(k) plan participation, and life, health, accident and disability insurance, if any) which the Company may, in its sole and absolute discretion, make available generally to its senior executives, or for personnel similarly situated; provided, however, that it is hereby acknowledged and agreed that any
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such employee benefit plans may be altered, modified or terminated by the
Company at any time in its sole discretion without recourse by Executive.

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         4.4 Vacation.  Executive shall be entitled to 3 weeks (15 working days)
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of paid vacation per annum during the Employment Term, to accrue in accordance with the Company's policy and to be taken at such time or times as shall be mutually convenient for the Company and Executive. Unused vacation time will be allocated pursuant to the Company's existing policies and practices.

         4.5  Business Expenses and Perquisites.  Executive shall be entitled to
              ---------------------------------
reimbursement by the Company during the Employment Term for reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder in accordance with such policies as the Company may from time to time have in effect.

         4.6  Indemnification. The Company shall, to the fullest extent
              ---------------
permitted by the General Corporation Law of the State of Delaware, as amended from time to time and in accordance with the Company's Certificate of Incorporation, as amended from time to time, and By-laws, as amended from time to time, indemnify Executive if Executive is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer of the Company, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. In addition, Executive shall be covered by the Company's standard director and officer insurance.

         4.7  Signing Bonus. Upon execution of this Agreement, PixTech shall pay
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$50,000 to Executive. If Executive is not an employee of the Company on the six month anniversary of the Closing Date, Executive shall pay PixTech $50,000 on such date.

         4.8  Six Month Bonus.  If Executive remains employed by PixTech for six
              ---------------
months, beginning on the Closing Date, PixTech shall pay Executive a bonus of $84,000.

     5.  Termination.
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         5.1  Without Cause by the Company. The Executive's employment hereunder
              ----------------------------
may be terminated by the Company at any time without Cause upon not less than thirty (30) days prior written notice from the Company to Executive. If Executive's employment is terminated by the Company without Cause, including without limitation by reason of Executive's failure to achieve stated goals or milestones, the Company shall pay Executive a lump sum amount equal to the Base Salary plus any benefits to which Executive is entitled under Section 4.3 of this Agreement (to the extent permitted by the then-current terms of the applicable benefit plans and subject to any employee contribution requirements applicable to Executive on the date of termination) through the conclusion of a period of six months from the date of such termination. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.1 shall be determined by the Chief Executive Officer in its sole discretion in accordance with the policies and practices of the Company.

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         5.2  For Cause by the Company. Notwithstanding any other provision of
              ------------------------
this Agreement, Executive's employment hereunder may be terminated by the Company at any time for Cause. For purposes of this Agreement, "Cause" shall mean (i) Executive's dishonesty in the performance of his duties hereunder, (ii) an act or acts on Executive's part constituting a felony under the laws of the United States or any state thereof, or (iii) Executive's material breach of his obligations under Section 6 and 7 hereof, which breach shall remain uncured by Executive for thirty (30) days following receipt of notice from the Company specifying such breach. If Executive's employment is terminated by the Company for Cause, the Company shall pay Executive a lump sum amount equal to the Base Salary through the last day of his actual employment by the Company. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.2 shall be determined by the Chief Executive Officer in its sole discretion in accordance with the policies and practices of the Company.

         5.3  Disability.  Executive's employment hereunder may be terminated by
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the Company at any time in the event of the Disability of the Executive. For purposes of this Agreement, "Disability" shall mean the inability of Executive to substantially perform his duties hereunder due to physical or mental disablement which continues for a period of six (6) consecutive months during the Employment Term, as determined by an independent qualified physician mutually acceptable to the Company and Executive (or his personal representative) or, if the Company and Executive (or such representative) are unable to agree on an independent qualified physician, as determined by a panel of three physicians, one designated by the Company, one designated by Executive (or his personal representative) and one designated by the two physicians so designated. If Executive's employment is terminated by the Company for Disability, the Company shall pay Executive an amount equal to the Base Salary plus any benefits to which Executive is entitled under Section 4.3 of this Agreement (to the extent permitted by the then-current terms of the applicable benefit plans and subject to any employee contribution requirements applicable to Executive on the date of termination) through the date on which Executive is first eligible to receive payment of disability benefits in lieu of Base Salary under the Company's employee benefit plans as then in effect. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.3 shall be determined by the Chief Executive Officer in its sole discretion in accordance with the policies and practices of the Company.

         5.4  Death.  Executive's employment hereunder shall automatically
              -----
terminate in the event of the Executive's death. If Executive's employment is terminated by the death of Executive, the Company shall pay to Executive's estate or legal representative an amount equal to the Base Salary at the rate in effect at the time of Executive's death through the day in which his death occurs. The payment to Executive of any other benefits following the termination of Executive's employment pursuant to this Section 5.4 shall be determined by the Chief Executive Officer in its sole discretion in accordance with the policies and practices of the Company.

         5.5  Termination by Executive.  Executive's employment hereunder may be
              ------------------------
terminated by Executive at any time upon not less than sixty (60) days prior written notice from Executive to the Company. If Executive terminates his employment with the Company pursuant

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to this Section 5.5, the Company shall pay Executive an amount equal to the Base
Salary through the last day of his actual employment by the Company; provided, however, if such voluntary termination is by reason of a demotion of Executive or a decrease in the Base Salary of Executive, the Company shall pay Executive a lump sum amount equal to the prior Base Salary plus any benefits to which Executive is entitled under Section 4.3 of this Agreement (to the extent permitted by the then-current terms of the applicable to Executive on the date of termination) through the conclusion of a period of six months from the date of such termination.

         5.6  Notice of Termination.  Any purported termination of employment by
              ---------------------
the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         5.7  Survival.  The provisions of Sections 6 and 7 shall survive the
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termination of this Agreement.

     6.  Non-Competition.  Executive acknowledges and recognizes the highly
         ---------------
competitive nature of the businesses of the Company and accordingly agrees that during the Employment Term and for a period of one (1) year after expiration or termination of Executive's employment hereunder:

         6.1 Executive will not engage in any activity including without limitation becoming an employee, investor (except for passive investments of not more than one percent (1%) of the outstanding shares of, or any other equity interest in, a company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent, partner or director of, or other participant in, any firm, person or other entity in any geographic area which is engaged in any activities in the field of the development, manufacturing, marketing, sale, distribution or commercialization of FEDs. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of any breach of this Section 6.1, if Executive is employed by the Company, the Company may immediately terminate the employment of Executive for Cause in accordance with the notice provisions contained in Sections 5.6 and 9, and, whether or not Executive is employed by the Company, the Company shall immediately cease to have any obligations to make payments to Executive under this Agreement.

         6.2 Executive will not directly or indirectly assist others in engaging in any of the activities in which Executive is prohibited to engage by clause 6.1 above.

         6.3 Executive will not directly or indirectly (a) induce any employee of the Company to engage in any activity in which Executive is prohibited from engaging by clause 6.1 above or to terminate his or her employment with the Company, or (b) employ or offer employment to any person who was employed by the Company unless such person shall have ceased to be employed by the Company for a period of at least one (1) year.

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         6.4  It is expressly understood and agreed that (a) although Executive and the Company consider the restrictions contained in this Section 6 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is unenforceable, this Agreement shall not be rendered void but shall be deemed to be enforceable to such maximum extent as such court may judicially determine or indicate to be enforceable and (b) if any restriction contained in this Agreement is determined to be unenforceable and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

     7.  Confidentiality.  Executive will not at any time (whether during or
         ---------------
after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other organization, entity or enterprise other than the Company, any Confidential Information. As used herein, the term "Confidential Information" shall mean, without limitation, all Proprietary Materials (as defined below), any and all information about inventions, improvements, modifications, discoveries, costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, concepts, technical processes and applications, and other business affairs and methods of the Company and of its affiliates, licensees, collaborators, consultants, suppliers, and customers, as well as any other information not readily available to the public, including without limitation any information supplied by third parties to the Company under an obligation of confidence. As used in this Agreement "Proprietary Materials" shall include, without limitation, the following materials: any and all materials used in construction of field emission displays and completed field emission display samples as well as any and all derivatives or replications derived from or relating to such materials. Confidential Information may be contained in various media, including without limitation patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data, and other documents and records of the Company, whether or not in written form and whether or not labeled or identified as confidential or proprietary. Executive further agrees that (a) upon termination or expiration of his employment hereunder, Executive will return immediately to the Company any Proprietary Materials and any materials containing Confidential Information then in Executive's possession or under Executive's control and (b) he will not retain or use for his account at any time any trade name, trademark or other proprietary business designation used or owned in connection with the business of the Company.

     8.  Specific Performance. Executive acknowledges and agrees that the
         --------------------
Company's remedies at law for a breach or threatened breach of any of the provisions of Section 6 or Section 7 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining orders, temporary or permanent injunctions or any other equitable remedy which may then be available.

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      9.  Notices.  Any notice hereunder by either party to the other shall be
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given in writing by personal delivery, telecopy or registered mail, return receipt requested, addressed, if to the Company, to the attention of the Chief Executive Officer at the Company's executive offices or to such other address as the Company may designate in writing at any time or from time to time to the Executive, and if to the Executive, to his most recent address on file with the Company. Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy information or, if by registered mail, on the date shown on the applicable return receipt.

     10.  Assignment.  This Agreement may not be assigned by either party
          ----------
without the prior written consent of the other party. The Company shall require any persons, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation to expressly assume and agree to perform this Agreement.

     11.  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the Company and Executive with respect to the subject matter thereof and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof.

     12.  Expenses.  Each party shall pay its own expenses incident to the
          --------
performance or enforcement of this Agreement, including all fees and expenses of its counsel for all activities of such counsel undertaken pursuant to this Agreement, except as otherwise herein specifically provided. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorney's fees and other costs incurred by such party in connection with such action, in addition to any other relief to which such party is entitled.

     13.  Arbitration.  In the event any dispute shall arise between the Company
          -----------
and the Executive with respect to any of the terms and conditions of this Agreement, then such dispute shall be submitted and finally settled by arbitration in Boise, Idaho under the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final and binding upon the parties hereto, and judgment upon the award rendered may be entered by either party in any court that would ordinarily have jurisdiction over the parties or the subject matter of the controversy or claim. Each party shall pay its own expenses incident to such arbitration, including attorneys' fees. The parties agree not to institute any litigation or proceedings against each other in connection with this Agreement except as provided in this Section 13.

     14.  Waivers and Further Agreements.  Any waiver of any terms or conditions
          ------------------------------
of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written wavier, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party

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

against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

     15.  Amendments.  This Agreement may not be amended, nor shall any waiver,
          ----------
change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     16.  Severability.  If any provision of this Agreement shall be held or
          ------------
deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     17.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     18.  Section Headings.  The headings contained in this Agreement are for
          ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     19.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the law (other than the law governing conflict of law questions) of the state of Delaware.

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

     IN WITNESS WHEREOF, the parties have been executed or caused to be executed this Agreement as of the date first above written.


                               PIXTECH, INC.

                               By: /s/ Dieter Mezger
                                   ---------------------------------------------
                                   Name:   Dieter Mezger
                                   Title:  President and Chief Executive Officer


                               JAMES J. CATHEY


                               /s/ James J. Cathey  5/20/99
                               -------------------------------------------------

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                                  SCHEDULE A
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                            Business Relationships
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Employment Agreement with Micron Technology, Inc.

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